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Whirlpool Corporation
Career Stock Grant

This Award Agreement sets forth the terms and provisions of the grant to you of Career Stock, subject to restrictions. Career Stock is phantom stock of Whirlpool Corporation. As such, the shares are not an equity interest in the Company, and no voting rights are attached to the shares. The value of a share of Career Stock on any given date is equal to the Fair Market Value of a share of Whirlpool Corporation common stock on that date.

The Career Stock is being awarded under the Whirlpool Corporation 1989 Omnibus Stock and Incentive Plan (the "Plan"), the terms of which shall govern this grant, and are incorporated herein by reference.

Participant:

Date of Grant:

Shares of Career Stock Granted:

Vesting Schedule

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                    Percent of Total
Date/Event          Shares of Career Stock
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THIS AGREEMENT, effective as of the Date of Grant set forth above, between
Whirlpool Corporation, a Delaware corporation (the "Company"), and the Participant named above, is made pursuant to the provisions of the Plan. The capitalized terms appearing in this Agreement shall have the definitions ascribed to them in the Plan, unless defined otherwise in this Agreement. In the event there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall completely supersede and replace the terms of this Agreement. The parties hereto agree as follows:

          1. Employment by the Company. The Participant's right to receive and/or retain the shares of Career Stock is specifically contingent upon the Participant's compliance with the noncompetition restrictions set forth in
Section 8 herein. The award of Career Stock, however, shall not impose upon the Company any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

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          2. Vesting. Subject to the remaining terms of this Agreement, partial vesting in shares of Career Stock occurs periodically, as identified in the Vesting Schedule. Subject to the remaining terms of this Agreement, for purposes of this Section 2, the Vesting Schedule also applies to additional shares of Career Stock which are credited to the participant pursuant to Section 4 herein.

          3. Redemption of Shares of Career Stock. Subject to the remaining terms of this Agreement, shares of Career Stock will be redeemed for shares of Company common stock, on a one-for-one basis, upon termination of employment; provided, however, that such redemption occurs only with respect to shares of Career Stock which the Participant has vested in prior to or as a result of employment termination (as defined in Sections 5 and 7 of this Agreement).

          Delivery of shares of common stock will be made as soon as is practicable following such redemption. Redemption for shares of Company common stock is contingent upon compliance with the noncompetition restrictions set forth in Section 8 herein. In addition, in the event of a breach of the terms of
Section 8 herein, any shares of Company common stock previously distributed to the Participant pursuant to this Agreement (or, at the discretion of the Committee, the full cash value of such shares determined as of the date of the breach of this Agreement) must be returned to the Company by the Participant within sixty (60) days after the determination (pursuant to Section 8 herein) that a breach of the terms of Section 8 herein has occurred.

          4. Dividends. The Participant will be credited with all dividends and other distributions authorized by the Human Resources Committee of the Board of Directors of the Company (hereinafter referred to as "the Committee") with respect to the shares of Career Stock held. Such dividends or distributions will be credited in additional shares of Career Stock. The additionally credited shares of Career Stock shall be subject to the same restrictions as the shares of Career Stock with respect to which they were paid.

          The Committee will have the ability to credit dividends up to an amount equal to those that would have been received if the shares of Career Stock were shares of the Company's common stock. Any dividends so credited will be invested in additional shares of Career Stock, at the Fair Market Value of the Company's common stock on the date that dividends are distributed to common shareholders.

          5. Termination of Employment by Reason of Death or Disability. In the event the Participant's employment is terminated by reason of death or disability, the Participant will become one hundred percent (100%) vested in all shares of Career Stock then outstanding. Redemption of shares will occur on January 1 first following the Participant's death or disability.

          6. Termination of Employment for Cause. Notwithstanding any other provisions of this Agreement, in the event of Termination of Employment for Cause, all shares of Career Stock granted hereunder shall immediately be

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forfeited (regardless of their vested status). As used in this Agreement,
"Termination of Employment for Cause" shall mean termination of Participant's employment due to the Participant's (i) commission of an act or series of actions which, in the reasonable judgment of the Committee, could constitute a felony under applicable law; or (ii) willful refusal without proper legal cause to perform Participant's duties and responsibilities; or (iii) willfully engaging in conduct which Participant has or should have reason to know may be materially injurious to Company.

          7. Termination of Employment for Other Reasons. In the event the Participant's employment is terminated for reasons other than those described in Sections 5 and 6 herein prior to full vesting of the shares of Career Stock, all unvested shares of Career Stock granted hereunder shall immediately be forfeited by the Participant.

          8. Noncompetition. Notwithstanding any other provision of this Agreement, the Participant's rights under this Agreement are contingent upon compliance with the provisions of this Section 8.

               (a) Prohibition on Competition. Without the prior written consent of the Company, during the period in which the Participant is employed by the Company and for a term of twenty-four (24) months thereafter, the Participant shall not, as an employee, an officer, or a consultant, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition if it is engaged in any business activity of the Company or its subsidiaries.

          However, the Participant shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

               (b) Disclosure of Information. The Participant recognizes that the Participant has access to, and knowledge of, certain confidential and proprietary information of the Company which is essential to the performance of the Participant's duties under this Agreement. The Participant will not, during or after the term of employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall the Participant make use of any such information for the Participant's own purposes.

               (c) Covenants Regarding Other Employees. During the term of this Agreement, and for a period of twenty-four (24) months following the expiration of this Agreement, the Participant agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

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               (d) Legal Damages in Breach. The award of Career Stock set forth in this Agreement is expressly contingent upon full compliance with the terms and provisions of this Section 8. In the event of a breach of this Section 8, the Participant shall forfeit any and all rights to Career Stock granted hereunder, regardless of the vested status of the Career Stock and regardless of whether some or all shares of Career Stock have been redeemed for shares of Company common stock pursuant to Section 3 herein. For purposes of this Section 8, the date of determination of the existence of a breach shall be the date that the Committee determines that such a breach has occurred.

               Immediately upon determination of a breach of this Section 8, all vested and unvested shares of Career Stock which have not yet been redeemed for shares of Company common stock shall be forfeited by the Participant with no value paid by the Company therefor. In addition, within sixty (60) days following the determination of a breach, the Participant shall be required to surrender to the Company all shares of Company common stock delivered in exchange for shares of Career Stock under this Agreement (or, at the sole discretion of the Committee, an amount of cash equal to the Fair Market Value of such shares of Company common stock as of the date of such breach).

          In addition to the surrender of Career Stock and Company common stock described above, and in addition to the ability to obtain specific performance as set forth in Section 8(e) herein, the Company shall have the right to seek and obtain monetary damages associated with any breach by the Participant of the terms and provisions of this Agreement.

               (e) Specific Performance. Despite any and all legal remedies which may be available to the Company, the parties recognize that the Company will have no adequate remedy at law for breach by the Participant of the requirements of this Article and, in the event of such breach, the Company and the Participant hereby agree that, in addition to the right to seek monetary damages, the Company will be entitled to a decree of specific performance to comply with the terms of this Agreement (including, but not limited to, a temporary or permanent injunction or restraining order), mandamus, or other appropriate remedy to enforce performance of such requirements.

          9. Change in Control. In the event of a Change in Control (as defined in the Whirlpool Corporation Salaried Employees Retirement Plan), any vesting periods and restrictions imposed on Career Stock shares subject to this Agreement shall lapse, and the Career Stock shares shall be redeemed for an equal number of shares of common stock of the Company. Within ten (10) business days after the effective date of a Change in Control, the stock certificates representing the shares of common stock, without any restrictions or legend thereon, shall be delivered to the Participant.

          10. Transferability. These shares of Career Stock are not transferable by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise. If any assignment, pledge, transfer, or other disposition, voluntary or

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involuntary, of the Career Stock shares shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Career Stock shares, then the Participant's right to the Career Stock shares shall immediately cease and terminate and the Participant shall promptly forfeit to the Company all shares of Career Stock awarded (including shares of Career Stock credited pursuant to Section 4) under this Agreement.

          11. Recapitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination, or other change in the corporate structure of the Company affecting the common shares of Company stock, the number of shares of Career Stock subject to this Agreement may be equitably adjusted by the Committee, if such an adjustment is necessary, to prevent dilution or enlargement of the Participant's rights.

          12. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

          13. Miscellaneous.

               (a) The shares of Career Stock are not an equity interest in the Company. As such, any liability of the Company for such rights is unfunded.

               (b) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time.

               (c) With the approval of the Board, the Committee may terminate, amend, or modify the Plan and/or this Agreement provided, however, that no such termination, amendment, or modification of the Plan and/or this Agreement may, in any material way, adversely affect the Participant's rights under this Agreement.

               (d) The Company shall have the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any provision of this Agreement.

               (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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               (f) To the extent not preempted by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.